UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 24, 2008

CHAPARRAL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-134748	73-1590941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma	73114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(405) 478-8770

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 1.01  Entry into a Material Definitive Agreement

Effective December 24, 2008, Chaparral Energy, Inc. (the “Company”), Chaparral Energy, L.L.C., in its capacity as borrower representative for the borrowers, JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”), and each of the lenders party thereto (the “Lenders”), entered into a Fourth Amendment to Seventh Restated Credit Agreement (the “Fourth Amendment”). The Fourth Amendment amends the Seventh Restated Credit Agreement dated October 31, 2006 by and among the Company, borrowers, Administrative Agent, other agents party thereto and the Lenders (the “Credit Agreement”).

The Company entered into the Fourth Amendment in connection with the semi-annual redetermination of the Company’s borrowing base under the Credit Agreement. The Company’s current borrowing base of $600,000,000 was reaffirmed by the Fourth Amendment.

The Company plans to draw the remaining availability under the Credit Agreement up to $596 million to increase liquidity before year end 2008. The Company’s publicly-traded corporate bonds include an annual indebtedness incurrence covenant which could limit future borrowings in early 2009. With an expected borrowing base utilization of greater than 90%, the interest rate for borrowings under the Credit Agreement will be LIBOR plus 2.75% or a minimum of 4.75%. The Company’s next scheduled borrowing base redetermination under the Credit Agreement is May 1, 2009.

Item 8.01  Other Events

As part of the affirmation of the Company’s borrowing base under the Credit Agreement, the Company received approval from its Lenders to monetize a portion of its derivatives which were scheduled to settle in the period of January 2009 to June 2009. Based on current prices, the estimated net proceeds to be received from these sales will be in the range of $31 million to $34 million. Due to the near-term maturities of these derivatives, the recent redetermination of the Company’s borrowing base was not dependent on their value. The Company plans to use the proceeds from these sales for general corporate purposes. The Company is also planning to add additional hedges for the second half of 2009 and calendar 2010 and 2011.

In January 2009, the Company plans to provide a comprehensive update on its operations, production and cost guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 24, 2008	CHAPARRAL ENERGY, INC.

By: /s/ Mark A. Fischer
Name: Mark A. Fischer
Title: President and Chief Executive Officer

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